                                                                      EXHIBIT 12

                         SAFEWAY INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                                    Fiscal Year
                                               -----------------------------------------------------
                                                1998        1997       1996        1995        1994
                                              --------    --------    ------      ------      ------
Income before income taxes and
  extraordinary loss                          $1,396.9    $1,076.3    $767.6      $556.5      $424.1

Add interest expense                             235.0       241.2     178.5       199.8       221.7

Add interest on rental expense(a)                108.2        88.5      90.0        87.5        86.6

Less equity in earnings of unconsolidated
  affiliates                                     (28.5)      (34.9)    (50.0)      (26.9)      (27.3)

Add minority interest in subsidiary                5.1         4.4       3.4         3.9         3.0
                                              --------    --------    ------      ------      ------
    Earnings                                  $1,716.7    $1,375.5    $989.5      $820.8      $708.1
                                              ========    ========    ======      ======      ======

Interest expense                              $  235.0    $  241.2    $178.5      $199.8      $221.7

Add capitalized interest                           8.5         5.7       4.4         4.6         2.9

Add interest on rental expense(a)                108.2        88.5      90.0        87.5        86.6
                                              --------    --------    ------      ------      ------
    Fixed charges                             $  351.7    $  335.4    $272.9      $291.9      $311.2
                                              ========    ========    ======      ======      ======
    Ratio of earnings to fixed charges            4.88        4.10      3.63        2.81        2.28
                                              ========    ========    ======      ======      ======

(a) Based on a 10% discount factor on the estimated present value of future operating lease payments.